Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Stoke Therapeutics, Inc:

We consent to the use of our report dated March 26, 2019, except as to notes 1 and 14, as to which the date is June 7, 2019, incorporated herein by reference, and to the reference to our firm under heading “Experts” in the prospectus.

/s/ KPMG LLP

Boston, Massachusetts

June 18, 2019